UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 28, 2015

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 S. Howard, Suite 601, Spokane WA  99201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 28, 2015, the Registrant issued a press release confirming that its special meeting of stockholders in connection with the proposed dissolution and liquidation of the Company will be held on Tuesday, October 13, 2015 at 9 a.m. Pacific Time, at 157 S. Howard, Suite 601, Spokane, Washington 99201.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This current report is for informational purposes only. It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of the Company.  In connection with the Company’s proposed dissolution, the Company has filed a preliminary proxy statement with the SEC for the special meeting and stockholders are strongly advised to read the definitive proxy statement when it becomes available because it will contain important information about the proposed dissolution. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s web site at http://www.sec.gov. The proxy statement (when available) and other relevant documents may also be obtained for free from the Company by directing a request to Ambassadors Group, Inc., c/o Investor Relations, 157 S. Howard, Suite 601, Spokane, Washington 99201.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed dissolution. Certain information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders filed with the SEC on March 30, 2015, and will be included in the proxy statement relating to the proposed dissolution when it becomes available.

Special Note Regarding Forward-Looking Statements

This current report contains forward-looking statements. Forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this current report and may not reflect risks related to international unrest, outbreak of disease, conditions in the travel industry, the direct marketing environment, changes in economic conditions, changes in foreign currency rates and changes in the competitive environment. The Company expressly disclaims any obligation to provide public updates or revisions to any forward-looking statements to reflect any changes in expectations or any change in events. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that its expectations will be met. For a more complete discussion of certain risks and uncertainties that could cause actual results to differ materially from anticipated results, please refer to the Company’s 10-K filed with the SEC on March 25, 2015, and its proxy statement filed with the SEC on March 30, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press Release, dated August 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date August 28, 2015	By:
		/s/	Philip B. Livingston
Philip B. Livingston
Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 28, 2015